Exhibit 30 (E)(13)

Variable Adjustable Life Allocation Options
Minnesota Life Insurance Company - a Securian Financial company
Life New Business • 400 Robert Street North, St. Paul, MN 55101-2098

Instructions

This form is to be completed by the policyowner or the licensed financial professional.

•	Select either net premium allocations on pages 1-2 or choose a focused portfolio on page 3.

•	In Texas, the Guaranteed Account is not available for VAL Horizon.

•	Single NRPs will use the same allocation as net premium unless a different allocation is requested. To request a different allocation for Single Non Repeating Premium, complete the Single NRP column.

•	Billable NRPs will automatically use the same allocation as net premium.

•	If EGA Choice exists, then systematic rebalancing is required.

•	Monthly charge allocations are not allowed with EGA Choice.

•	For monthly charge allocations, select one of the monthly charge allocations boxes on page 1.

•	For rebalancing or transfers complete page 4.

•	If electing systematic rebalancing, also complete the net premium allocations column on pages 1-2.

•	If completing section D, then the cash value of the selected FROM accounts will be allocated in total to the TO accounts according to the percentages or dollar amounts indicated.

•	If a systematic rebalance is selected and 100% of the allocations are in one account, systematic rebalancing will not be added to the policy.

•	For partial surrender allocations, indicate on pages 1-2 and submit a policy change booklet.

•	For loan allocations, indicate on pages 1-2 and submit a Policy Service Request.

Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.	Minnesota Life

F72225 Rev 5-2023	1 of 5

Variable Adjustable Life Allocation Options
Policy number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by: ☐ Policyowner    ☐ Financial professional

•	Select net premium allocations. Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.

•	Check one for monthly charge allocations:

☐ Request to assess monthly charge allocations other than proportionately (indicate below).

☐ Request the same monthly charge allocations as the net premium selection.

☐ Request to cancel existing monthly charge allocations.

	Fund	Net	Single NRPA	Monthly	Loan/Partial
Account Options	ID	Premium %	%	Charges %	Surrenders %
Guaranteed Account	GIA/GPA
AB VPS International Value	ABI2
American Century® VP Disciplined Core Value Fund - Class II	ACDV
American Century® VP Inflation Protection	ACIP
American Funds IS Capital World Bond Fund	AFC2
American Funds IS Global Growth Fund	AFGG
American Funds IS Global Small Capitalization Fund	AFGS
American Funds IS Growth Fund	AFGR
American Funds IS Growth-Income Fund	AFGI
American Funds IS International Fund	AFIN
American Funds IS New World Fund®	AFNW
American Funds IS U.S. Govt. Sec - Class 1	AFUS
Delaware Ivy VIP Asset Strategy	DIAS
Delaware Ivy VIP Balanced	DIBL
Delaware Ivy VIP Core Equity	DICE
Delaware Ivy VIP Global Growth	DIGG
Delaware Ivy VIP High Income	DIHI
Delaware Ivy VIP International Core Equity	DIIC
Delaware Ivy VIP Mid Cap Growth	DIMD
Delaware Ivy VIP Natural Resources	DINR
Delaware Ivy VIP Science and Technology	DIST
Delaware Ivy VIP Smid Cap Core	DISC
Delaware Ivy VIP Small Cap Growth	DISG
Delaware Ivy VIP Value	DIVL
Fidelity VIP Equity-Income	FVEI
Fidelity VIP Mid Cap	FVMC
Franklin Mutual Shares VIP Fund	FMSH
Franklin Small Cap Value VIP Fund	FSV2
Franklin Small-Mid Cap Growth VIP Fund	FSMG
Invesco Oppenheimer V.I. International Growth/VA	IOIG
Invesco V.I. American Value	INAV
Invesco V.I. Comstock	INCS
Invesco V.I. Equity and Income	INEI
Invesco V.I. Growth and Income	INGI
Invesco V.I. Main Street Small Cap Fund® Series II Shares	IMII
Invesco V.I. Small Cap Equity	INSE

Minnesota Life

F72225 Rev 5-2023	2 of 5

	Fund	Net	Single NRPA	Monthly	Loan/Partial
Account Options	ID	Premium %	%	Charges %	Surrenders %
Janus Henderson VIT Balanced Portfolio	JBP
Janus Henderson VIT Forty Portfolio	JHF
Janus Henderson VIT Mid Cap Value	JHMV
Janus Henderson VIT Overseas Portfolio	JOVS
MFS® VIT II International Intrinsic Value	MIV2
MFS® VIT Mid Cap Growth Series	MMC
Morgan Stanley VIF Emerging Markets Equity	MSEM
Morningstar Aggressive Growth ETF Asset Allocation Portfolio	MAG
Morningstar Balanced ETF Asset Allocation Portfolio	MB
Morningstar Conservative ETF Asset Allocation Portfolio	MC
Morningstar Growth ETF Asset Allocation Portfolio	MG
Morningstar Income & Growth ETF Asset Allocation Portfolio	MIG
Neuberger Berman AMT Sustainable Equity Portfolio	NBSE
PIMCO VIT Low Duration	PLD
PIMCO VIT Total Return	PTR
Putnam VT International Equity Fund - Class IB Shares	PIE
Putnam VT Large Cap Growth Fund - Class IB Shares	PLCF
Putnam VT Large Cap Value Fund - Class IB Shares	PLCB
Putnam VT Sustainable Leaders Fund - Class IB Shares	PSLF
SFT Core Bond Fund	SCB2
SFT Delaware Ivy Growth Fund	SDIG
SFT Delaware Ivy Small Cap Growth Fund	SDIS
SFT Government Money Market Fund	SGMM
SFT Index 400 Mid-Cap Fund	SI42
SFT Index 500 Fund	SI52
SFT International Bond Fund	SIB2
SFT Real Estate Securities Fund	SRE2
SFT Wellington Core Equity Fund	SWC2
SFT T. Rowe Price Value Fund	STRV
Templeton Developing Markets VIP Fund	TDM

Minnesota Life

F72225 Rev 5-2023	3 of 5

Variable Adjustable Life Allocation Options
Policy number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by: ☐ Policyowner    ☐ Financial professional

Focused Portfolios are only available for Variable Adjustable Life products

Focused Portfolios (May 2021)

Please refer to your prospectuses for detailed information related to the available underlying funds, including share class and expenses. Pre-built Portfolios provide a strategy for diversifying investments. They do not guarantee a profit or protect against loss.

☐	AGGRESSIVE GROWTH
	12%	FSV2-Franklin Small Cap Value VIP Fund
	12%	STRV-SFT T. Rowe Price Value Fund
	10%	MIV2-MFS VIT II International Intrinsic Value
	8%	INCS-Invesco VI Comstock
	8%	SDIS-SFT Delaware Ivy Small Cap Growth
	6%	JHF-Janus Henderson VIT Forty
	6%	AFGR-American Funds IS Growth Fund
	6%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	5%	FVMC-Fidelity VIP Mid Cap Portfolio
	5%	DINR -Delaware Ivy VIP Natural Resources
	5%	SRE2-SFT Real Estate Securities Fund
	5%	AFGS-American Funds IS Global Small Cap
	4%	JOVS-Janus Henderson VIT Overseas Portfolio
	3%	SI42-SFT Index 400 Mid-Cap Fund
	3%	AFNW-American Funds IS New World Fund

	2%	MSEM-Morgan Stanley VIF Emerging Markets Equity

☐	GROWTH
	10%	FSV2-Franklin Small Cap Value VIP Fund
	9%	STRV-SFT T. Rowe Price Value Fund
	8%	SCB2-SFT Core Bond
	7%	MIV2-MFS VIT II International Intrinsic Value
	6%	INCS-Invesco VI Comstock
	6%	SDIS-SFT Delaware Ivy Small Cap Growth
	5%	AFGR-American Funds IS Growth Fund
	5%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	5%	JHF-Janus Henderson VIT Forty
	4%	AFGB-American Funds IS Capital World Bond Fund
	4%	AFGS-American Funds IS Global Small Cap
	4%	FVMC-Fidelity VIP Mid Cap Portfolio
	4%	JOVS-Janus Henderson VIT Overseas Portfolio
	4%	DINR - Delaware Ivy VIP Natural Resources
	4%	PTR-PIMCO VIT Total Return
	4%	SIB2-SFT International Bond
	4%	SRE2-SFT Real Estate Securities Fund
	3%	SI42-SFT Index 400 Mid-Cap Fund
	2%	AFNW-American Funds IS New World Fund
	2%	MSEM-Morgan Stanley VIF Emerging Markets Equity

☐	CONSERVATIVE GROWTH
	16%	SCB2-SFT Core Bond
	7%	FSV2-Franklin Small Cap Value VIP Fund
	6%	PTR-PIMCO VIT Total Return
	6%	STRV-SFT T. Rowe Price Value Fund
	5%	AFGB-American Funds IS Capital World Bond Fund
	5%	INCS-Invesco VI Comstock
	5%	MIV2-MFS VIT II International Intrinsic Value
	5%	PLD-PIMCO Low Duration
	5%	SIB2-SFT International Bond
	5%	SDIS-SFT Delaware Ivy Small Cap Growth
	4%	AFGR-American Funds IS Growth Fund
	4%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	4%	JHF-Janus Henderson VIT Forty
	4%	SRE2-SFT Real Estate Securities Fund
	3%	AFGS-American Funds IS Global Small Cap
	3%	AFNW-American Funds IS New World Fund
	3%	JOVS - Janus Henderson VIT Overseas Portfolio
	3%	DINR - Delaware Ivy VIP Natural Resources
	3%	FVMC-Fidelity VIP Mid Cap Portfolio
	2%	AFUS American Funds IS U.S. Govt. Securities
	2%	SI42-SFT Index 400 Mid-Cap Fund

☐	INCOME AND GROWTH
	16%	SCB2-SFT Core Bond
	10%	PLD-PIMCO VIT Low Duration
	7%	DIHI - Delaware Ivy VIP High Income
	7%	PTR-PIMCO VIT Total Return
	5%	AFGB-American Funds IS Capital World Bond
	5%	FSV2-Franklin Small Cap Value VIP
	5%	MIV2-MFS VIT II International Intrinsic Value
	5%	SGMM-SFT Government Money Market
	5%	SIB2-SFT International Bond
	5%	STRV-SFT T. Rowe Price Value
	4%	IOIG-Invesco Oppenheimer International Growth
	4%	SDIS-SFT Delaware Ivy Small Cap Growth
	3%	AFGR-American Funds IS Growth
	3%	AFUS American Funds IS U.S. Govt. Securities
	3%	INCS-Invesco VI Comstock
	3%	JOVS-Janus Henderson VIT Overseas Portfolio
	3%	DINR - Delaware Ivy VIP Natural Resources
	3%	SRE2-SFT Real Estate Securities
	2%	FVMC-Fidelity VIP Mid Cap Portfolio

	2%	JHF-Janus Henderson VIT Forty

☐	INCOME
	21%	SCB2-SFT Core Bond
	15%	PLD-PIMCO VIT Low Duration
	10%	DIHI - Delaware Ivy VIP High Income
	10%	SGMM-SFT Government Money Market
	8%	PTR-PIMCO VIT Total Return
	6%	JOVS-Janus Henderson VIT Overseas Portfolio
	5%	AFGB-American Funds IS Capital World Bond
	5%	SIB2-SFT International Bond
	5%	SRE2-SFT Real Estate Securities
	4%	AFUS American Funds IS U.S. Govt. Securities
	4%	STRV-SFT T. Rowe Price Value
	3%	INCS-Invesco VI Comstock
	2%	AFGR-American Funds IS Growth
	2%	JHF-Janus Henderson VIT Forty

These Portfolios are developed by Securian Financial Services, Inc. and may change based on their analysis. Keep in mind, your allocations will not automatically be updated to reflect any future changes. If you would like to stay current with any Securian Financial Services, Inc. adjustments, talk to your financial professional.

Minnesota Life

F72225 Rev 5-2023	4 of 5

Variable Adjustable Life Allocation Options
Policy number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by: ☐ Policyowner     ☐ Financial professional

To elect a combination of rebalance, one-time transfer, and DCA, complete a separate page for each.

Rebalance

I elect to (check all that apply)

☐	One-time rebalance of account cash values (complete D)

☐	Start a systematic rebalance (complete A, B, C, pgs. 1-2)

☐	Change allocations of a systematic rebalance (complete A, pgs. 1-2)

☐	Change the frequency of a systematic rebalance (complete A, C)

☐	Change the systematic rebalance date (complete A, B)

☐	Cancel the systematic rebalance (complete A)

Transfer

I elect to (check all that apply)

☐	One-time transfer of account cash values (complete D)

☐	Start a systematic transfer (complete A, B, C, D)

☐	Change allocations of a systematic transfer (complete A, D)

☐	Change the frequency of a systematic transfer (complete A, C)

☐	Change the systematic transfer date (complete A, B)

☐	Cancel the systematic transfer (complete A)

Complete the appropriate sections below for the requested transaction above

A.	Start/Change/End

☐ Begin on                  month                  year

☐ Change on                  month                  year

☐ End on                  month                  year

B.	Day

☐ 10th of the month ☐ 20th of the month

C.	Frequency

Systematic Rebalance Only:

☐ Quarterly     ☐ Semi-annual     ☐ Annual

Systematic Transfer Only:

☐ Monthly     ☐ Quarterly    ☐ Semi-annual     ☐ Annual

D. Allocations - Rebalance amounts indicated must all be in %. Transfer amounts indicated must all be in % or all in $. Percentages must be in increments of 1%; minimum is 1%. Dollar amounts must be in whole dollars. The ‘From’ columns total must match the ‘To’ columns total. To rebalance from all account with cash value, check here  ☐

From			To
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%

Minnesota Life

F72225 Rev 5-2023	5 of 5